UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 30, 2015

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

201 Route 17 North 2nd Floor, Rutherford, New Jersey	07070
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Third Quarter Preliminary Results

While full financial information is not available for the three and nine months ended September 30, 2015, Cancer Genetics, Inc. (the “Company”, “we”, “us” or “our”) is providing the following unaudited preliminary information for the three and nine months ended September 30, 2015 as an update.

We are currently finalizing our financial results for the three months ended September 30, 2015. While complete financial information and operating data as of and for such period are not available, based on the information and data currently available, our management preliminarily estimates that for the three months ended September 30, 2015 our revenue was $4.0 million, compared to revenue of $4.2 million for the three months ended June 30, 2015 and $3.2 million for the three months ended September 30, 2014.  In addition, our management preliminarily estimates that for the three months ended September 30, 2015 our operating loss and net loss was between $5.6 million and $5.2 million, respectively, compared to an operating loss and net loss of $4.4 million and $5.0 million for the three months ended June 30, 2015 and $ 4.9 million and $4.8 million for the three months ended September 30, 2014.  The Company had cash, cash equivalents and short-term investments of approximately $19.9 million at September 30, 2015.

Cancer Genetics’ preliminary results of operations and financial data included in this prospectus has been prepared by, and are the responsibility of, the Company’s management. RSM US LLP (formerly McGladrey LLP) has not audited, reviewed, compiled or performed any procedures with respect to the foregoing preliminary results of operations and financial data.  Accordingly, RSM US LLP (formerly McGladrey LLP) does not express an opinion or any other form of assurance with respect thereto.

We are currently obtaining and finalizing the financial results of Response Genetics for purposes of preparing condensed pro forma financial information in our quarterly report.  While complete financial information and operating data as of and for such period are not available, based on the information and data currently available, our management preliminarily estimates that for the three months ended September 30, 2015 Response Genetics’ revenue was $2.7 million.   In addition, our management preliminarily estimates that for the three months ended September 30, 2015 Response Genetics’ net loss was $5.8 million.    We did not acquire any of the Response Genetics cash or accounts receivable associated with their clinical business.

Response Genetics’ preliminary results of operations and financial data included in this prospectus has been prepared by, and are the responsibility of, the Company’s management. BDO USA LLP has not audited, reviewed, compiled or performed any procedures with respect to the foregoing preliminary results of operations and financial data.  Accordingly, BDO USA, LLP does not express an opinion or any other form of assurance with respect thereto.

All of these estimates are preliminary and may change.  There can be no assurance that Response Genetics’ final results for this quarter will not differ from these estimates, including as a result of quarter-end closing procedures or review adjustments, and such changes could be material.  In addition, these preliminary results of operations and financial data for the three months ended September 30, 2015 are not necessarily indicative of the results to be achieved for the remainder of 2015 or any future period.

The Response Genetics numbers above are derived from the historical numbers of Response Genetics. Over time the operations of Response Genetics will be integrated into the operations of Cancer Genetics. This integration may change how certain tests are coded and submitted to payers (including Medicare) and, consequently, may result in differences in the future in which revenues and bad debt expenses are recorded when compared with the historical methods of Response Genetics. At the current time, Cancer Genetics does not have enough information to prepare a reliable estimate of any possible changes.

Response Genetics filed for Chapter 11 bankruptcy on August 9, 2015.  GAAP requires specific adjustments when an entity is in bankruptcy.  These adjustments can affect the measurement of assets and liabilities from the discharge of bankruptcy, potential recognition of gain or loss resulting and classification of assets and liabilities to be discharged in the bankruptcy process.  Cancer Genetics has also not made any adjustments to the Response Genetics financial information to reflect the bankruptcy of Response Genetics in the preliminary financial information for the period ended September 30, 2015.

As of the date of this filing, Cancer Genetics has not completed the detailed valuation studies necessary to finalize the required estimates of the fair value of the Response Genetics’ assets acquired and liabilities assumed and the related allocations of the purchase price, nor has Cancer Genetics identified the adjustments necessary, to conform Response Genetics’ accounting policies to those of Cancer Genetics.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:  This report contains “forward-looking statements,” including statements relating to Cancer Genetics’ unaudited preliminary financial information. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and Cancer Genetics cautions stockholders not to place undue reliance on the forward-looking statements contained in this report. These risks and uncertainties include, without limitation, risks and uncertainties related to the ongoing process of preparing and reviewing the financial statements of Cancer Genetics and risks and uncertainties related to Cancer Genetics and its business due to a number of factors, including the statements under “Risk Factors” contained in the Company’s reports filed with the Securities and Exchange Commission.  Given these uncertainties, you should not place undue reliance on these forward-looking statements. Cancer Genetics undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in Cancer Genetics’ expectations.

The information in this Item 2.02 of this Current Report on Form 8-K attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

By:	/s/ Edward J. Sitar
	Name:	Edward J. Sitar
	Title:	Chief Financial Officer

Date:      October 30, 2015